Exhibit 10.22
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Confidential
Execution Version

LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is entered into on April 24, 2023 (the “Effective Date”) between:

ZAI LAB (US) LLC, a company organized under the laws of Delaware and having a place of business at 314 Main Street, Suite 04-100, Cambridge, MA 02142, USA (“Zai”); and

MEDILINK THERAPEUTICS (SUZHOU) CO., LTD., a company organized under the laws of the People’s Republic of China and having a place of business at Unit 101, Block B3, Biomedical Industrial Park, No.218, Xinghu Street, Suzhou Industrial Park, Suzhou District, China (Jiangsu) Pilot Free Trade Zone (“MediLink”).

MediLink and Zai are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

Recitals

Whereas, MediLink is developing YL212, a proprietary antibody-drug conjugate compound targeting DLL3, and owns or controls certain Patent, Know-How and other intellectual property rights relating to such product candidate; and

WHEREAS, Zai wishes to obtain from MediLink, and MediLink is willing to grant to Zai, an exclusive and worldwide license to research, develop, manufacture and commercialize such product, all on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Zai and MediLink hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1    “Affiliate” means, with respect to a Person, any Person that controls, is controlled by, or is under common control with such first Person. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of more than fifty percent (50%) of the voting stocking of such Person, by contract or otherwise.

1.2    “Biosimilar Product” means, with respect to a Product in a jurisdiction in the Territory, any pharmaceutical product that (a) is approved for use in such jurisdiction pursuant to a Regulatory Approval process governing approval of a generic, biosimilar, or interchangeable product of such Product based on the then-current standards for Regulatory Approval in such jurisdiction, whose Regulatory Approval in such jurisdiction was obtained using an abbreviated, expedited or other process in reliance on or in reference to the prior approval or licensure (including all clinical data submitted in support of the prior approval or licensure) of the Product; and (b) is sold in such jurisdiction by a Third Party that is not Zai hereof or a sublicensee of Zai or its Affiliates and did not purchase such product in a chain of distribution that included any of Zai or its Affiliates or sublicensees.

1.3    “Claims” means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, reasonable legal costs and other reasonable expenses of any nature.

1.4    “CMC” means chemistry, manufacturing and controls.

1.5    “Commercialize” or “Commercialization” means all activities directed to marketing, promoting, distributing, detailing, offering for sale or selling the Products (as well as importing and exporting activities in connection therewith), including all activities directed to obtaining pricing and reimbursement approvals for the Products, but excluding any activities directed to manufacturing or Development.

1.6    “Commercially Reasonable Efforts” means, with respect to a particular activity or the Development and Commercialization of the Products under this Agreement and a Party, those efforts that are commonly applied by a company in the industry of a similar size and profile as such Party to its own activities or the development and commercialization of a product owned by such company or to which it has exclusive rights, which product is at a similar stage of development or commercialization and has similar market potential, taking into account efficacy, safety, patent and regulatory exclusivity, anticipated or approved labeling, present and future market potential, competitive market conditions, the profitability of the product in light of pricing and reimbursement issues, and all other relevant factors. Commercially Reasonable Efforts of Zai shall be determined on a market-by-market and indication-by-indication basis, and it is anticipated that the level of efforts required may be different for different markets and indications and may change over time, reflecting changes in the status of the Products and markets involved.

1.7    “Compound” means YL212 (the structure and sequence of which are set forth in Exhibit A), which is MediLink’s proprietary antibody-drug conjugate compound targeting DLL3, including any backup compound, modification and improvement thereof [***].

1.8    “Confidential Information” of a Party means all Know-How, unpublished patent applications and other information and data of a financial, commercial, business, operational or technical nature, patentable or otherwise, that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates under this Agreement, whether made available orally, in writing or in electronic form. The terms and conditions of this Agreement are the Confidential Information of both Parties.

1.9    “Control” or “Controlled” means, with respect to any Know-How, Patents or other intellectual property rights, that a Party has the legal authority or right (whether by ownership, license or otherwise) to grant a license, sublicense, access or other right (as applicable) under such Know-How, Patents, or other intellectual property rights to the other Party on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party.

1.10    “Develop” or “Development” means all internal and external research, development and regulatory activities necessary or useful to obtain or maintain Regulatory Approval for the Product, including all non-clinical studies and clinical trials of the Product, manufacture process development, distribution of Products for use in clinical trials (including placebos and comparators), statistical analyses, and the preparation and submission of Regulatory Materials for, and all regulatory affairs, related to the Products.

1.11    “Dollar” means U.S. dollars, and “$” shall be interpreted accordingly.

1.12    “Distributor” means any Person appointed by Zai or any of its Affiliates or sublicensees to distribute, market and sell any Product with or without packaging rights, in one or more jurisdictions in the Territory, in circumstances where such Person purchases its requirements of Product from Zai or its Affiliates or sublicensees but does not otherwise make any royalty or other payment to Zai or its Affiliates or sublicensees with respect to its Know-How, Patents, or other intellectual property rights with respect to such Product.

1.13    “EU” means all countries that are officially recognized as member states of the European Union at any particular time.

1.14    “FDA” means the U.S. Food and Drug Administration, or its successor.

1.15    “Field” means the diagnosis, treatment, palliation, or prevention of all indications, conditions, diseases, and disorders in humans.

1.16    “First Commercial Sale” means, with respect to a Product in a jurisdiction in the Territory, the first sale of such Product by Zai, its Affiliates or sublicensees to an unrelated Third Party for distribution, use or consumption in such jurisdiction after Regulatory Approvals of such Product have been granted in such jurisdiction. [***].

1.17    “GMP” means the then-current good manufacturing practice standards, practices, and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority in the country or jurisdiction of manufacture or use, as may be updated from time-to-time, including, as applicable, the requirements with respect to current good manufacturing practices prescribed by the European Community under provisions of “The Rules Governing Medicinal Products in the European Community, Volume 4, Good Manufacturing Practices, Annex 13, Manufacture of Investigational Medicinal Products, December 2010,” or the equivalent foreign requirements of applicable jurisdictions, or as otherwise required by Applicable Law.

1.18    “Government Authority” means any federal, state, national, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.19    “IND” means any investigational new drug application, clinical trial application, clinical trial exemption or similar or equivalent application filed with the applicable Regulatory Authority for approval to conduct clinical testing of a pharmaceutical product in humans, and including all supplements or amendments that may be filed with respect to the foregoing.

1.20    “IND Acceptance” means, with respect to an IND, the date on which the sponsor of such IND is permitted, whether by implied permission or express approval (as the case may be), to initiate clinical trials following submission of such IND to the applicable Regulatory Authority.

1.21    “Indication” means a separate and distinct disease, disorder or medical condition for which a Product can be used to diagnose, treat or prevent, which use is the subject of a separate MAA approval for a distinct labeling supported by data from at least one Pivotal Clinical Trial not previously submitted to the applicable Regulatory Authority. For clarity, subpopulations or patients with a primary disease or condition, however stratified, shall not be deemed to be separate “Indications” for the purposes of this Agreement, including stratification by stages or progression (including precursor condition), particular combinations of symptoms associated with the primary disease or condition, prior treatment courses, response to prior treatment, different lines of treatment, family history, clinical history, phenotype, age (e.g. adult and pediatric) or other stratification. In addition, combination treatments with a Product and another product of an Indication shall not be deemed to be separate “Indication” for the purposes of this Agreement.

1.22    “Invention” means any data, results, discovery, finding, process, improvement, method, composition of matter, article of manufacture, patentable or otherwise, that is invented, reduced to practice, or otherwise generated by either Party exercising its rights or carrying out its obligations under this Agreement, whether directly or via its Affiliates, agents, contractors or sublicensees, including all rights, title and interest in and to the intellectual property rights therein.

1.23    “Joint Steering Committee” or “JSC” means the committee established pursuant to Section 3.11.

1.24    “Know-How” means any proprietary information, including discoveries, improvements, modifications, processes, methods, protocols, formulas, data, inventions, know- how and trade secrets, patentable or otherwise, but excluding any Patents.

1.25    “Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any Government Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.26    “Licensed IP” means the Licensed Know-How and Licensed Patents.

1.27    “Licensed Know-How” means all Know-How that (a) is owned or Controlled by MediLink or its Affiliates as of the Effective Date or at any time during the Term, and (b) is necessary or reasonably useful for the Development, manufacture, Commercialization or otherwise exploitation of the Compounds and Products within the Field in the Territory.

1.28    “Licensed Patents” means all Patents that (a) are owned or Controlled by MediLink or its Affiliates as of the Effective Date or at any time during the Term, and (b) claim or cover the Compound or Product (including composition of matter, methods of making or using) or otherwise that are necessary or reasonably useful for the Development, manufacture, Commercialization or otherwise exploitation of the Compounds and Products. Licensed Patents existing as of the Effective Date are set forth in Exhibit A. For the avoidance of doubt, Licensed Patents include Licensed Product Patents and Licensed Platform Patents.

1.29    “Licensed Platform Patents” means all Licensed Patents other than Licensed Product Patents, including without limitation any Licensed Patents that claim [***].

1.30    “Licensed Product Patents” means all Licensed Patents that specifically direct to or claim the composition of matter of, or the method of making or using, the Compound or the Product and do not specifically direct to or claim the composition of matter of, or the method of making or using, any other compound or product targeting any target other than the DLL3.

1.31    “Linker(s)” means any compound or composition that is useful for linking a Payload and a cell-binding moiety, including an antibody, together to form a conjugate of such Payload with such cell-binding moiety.

1.32    “MAA” or “Marketing Authorization Application” means an application to the appropriate Regulatory Authority for approval to commercially sell a pharmaceutical product in a particular jurisdiction and all amendments and supplements thereto, including New Drug

Application (NDA) and Biologic License Application (BLA) filed with the Food and Drug Administration in the U.S., and equivalent foreign applications, but excluding applications for pricing and reimbursement approval.

1.33    “Net Sales” means, with respect to a Product, the gross amount received by Zai, its Affiliates or sublicensees (each of the foregoing, a “Selling Party”) for sale of such Product to independent Third Parties (including Distributors) in bona fide arm’s length transactions with respect to such Product, less the following amounts [***].

If a Product is sold in a jurisdiction in the Territory as a combination of the Compound with another active pharmaceutical ingredient or component that is not a Compound, or in combination with other pharmaceutical or biologics products, or diagnostic products, then Net Sales, for the purposes of determining royalty payments on the combination, shall be calculated using one of the following alternative methods:

[***].

1.34    “Patents” means all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, re- examinations, reissues, additions, renewals, revalidations, extensions, registrations, pediatric exclusivity periods and supplemental protection certificates and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing.

1.35    “Patent Challenge” means any direct or indirect dispute or challenge, or any assistance in the dispute or challenge of the validity, patentability, scope, priority, construction, non-infringement, inventorship, ownership or enforceability of any Patents or any claim thereof, or opposition or assistance in the opposition of the grant of any Patents, in any legal or administrative proceedings, including in a court of law, before the United States Patent and Trademark Office or other agency or tribunal in any jurisdiction, or in arbitration including, without limitation, by reexamination, inter partes review, opposition, interference, post-grant review, nullity proceeding, preissuance submission, third party submission, derivation proceeding or declaratory judgment action, but in each case do not including any communication with patent agencies and authorities in the ordinary course of patent prosecution and maintenance.

1.36    “Payload(s)” means a therapeutic cytotoxic or cytostatic moiety, including, without limitation, a cytotoxic compound.

1.37    “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

1.38    “Phase 1 Clinical Trial” means a human clinical trial of a pharmaceutical product that would satisfy the requirements of 21 CFR 312.21(a), as amended from time to time

(or its successor regulation), or with respect to any other jurisdiction, the equivalent of such a clinical trial in such other jurisdiction.

1.39    “Phase 2 Clinical Trial” means a human clinical trial of a pharmaceutical product that would satisfy the requirements of 21 CFR 312.21(b), as amended from time to time (or its successor regulation), or with respect to any other jurisdiction, the equivalent of such a clinical trial in such other jurisdiction.

1.40    “Phase 3 Clinical Trial” means a human clinical trial of a pharmaceutical product that would satisfy the requirements of 21 CFR 312.21(c), as amended from time to time (or its successor regulation), or with respect to any other jurisdiction, the equivalent of such a clinical trial in such other jurisdiction.

1.41    “Pivotal Clinical Trial” means (a) a Phase 3 Clinical Trial, or (b) a clinical trial of a Product in the Field that would satisfy the requirements of 21 C.F.R. 312.21(c), as amended from time to time (or its successor regulation), and is a registration trial designed to establish statistically significant efficacy and safety of such Product for the purpose of obtaining a MAA or similar application for marketing approval from the competent Regulatory Authorities in a given jurisdiction, or, with respect to any other jurisdiction, the equivalent of such a clinical trial in such other jurisdiction; provided however that such clinical trial shall not be deemed a Pivotal Clinical Trial if additional human clinical trial is required for obtaining a MAA or similar application for marketing approval from the competent Regulatory Authorities.

1.42    “PRC” means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong SAR, Macau SAR and Taiwan.

1.43    “Product” means any product that contains a Compound, in any and all forms, presentations, doses and formulations.

1.44    “Regulatory Approval” means, with respect to pharmaceutical or biological product, all approvals, licenses, registrations and authorizations that are necessary for the commercial sale of such product in a given regulatory jurisdiction, including separate pricing and reimbursement approvals where reasonably necessary for the sale of such product, even if such approvals are not legally required to commercialize such product in such jurisdiction.

1.45    “Regulatory Authority” means, with respect to pharmaceutical or biological product, any applicable Government Authority responsible for granting Regulatory Approvals for such product.

1.46    “Regulatory Exclusivity Period” means, with respect to a Product in any jurisdiction in the Territory, an additional market protection, other than Patent protection, granted by a Regulatory Authority in such jurisdiction that confers an exclusive commercialization period during which Zai or its Affiliates or sublicensees have the exclusive right to market and sell such Product in such jurisdiction.

1.47    “Regulatory Material” means any regulatory application, submission, notification, communication, correspondence, registration and other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, manufacture, market, sell or otherwise Commercialize the Product in a particular jurisdiction. For clarity, Regulatory Materials include IND, MAAs and Regulatory Approvals.

1.48    “Sublicense Income” means all payments received by Zai or any of its Affiliates from any Third Party sublicensee in consideration for the grant of a sublicense to the Licensed IP under the license (or any portion thereof) granted to Zai pursuant to Section 2.1 of this Agreement, but excluding the following payments: [***]. It shall be subject to the dispute resolution mechanism under this Agreement if MediLink and Zai fail to reach an agreement thereon within [***] after receipt by Zai of the notice of such negotiation from MediLink.

1.49    “Territory” means any and all countries and regions in the world.

1.50    “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.51    “Third Party Costs” means actual, reasonable and documented out-of-pocket costs and expenses paid or payable by MediLink to Third Parties and specifically identifiable and incurred to conduct the activities assigned to MediLink under the then-current MediLink Development Plan, and in accordance with the budget for such Third Party Costs as set forth in the then-current MediLink Development Plan.

1.52    “Valid Claim” means a claim of an issued and unexpired Licensed Patent that has not been irrevocably or unappealably revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re- examination or disclaimer or otherwise.

1.53    “United States” or “U.S.” means the United States of America and its territories and possessions.

1.54    Interpretation. In this Agreement, unless otherwise specified:

(a)    the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(b)    words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c)    the word “or” is used in the inclusive sense typically associated with the phrase “and/or”;

(d)    words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and

(e)    the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall include references to the Exhibits and attachments.

1.55    Additional Definitions. The following table identifies the location of definitions set forth in various Sections of the Agreement:

Defined Terms	Section
Affected Sublicense Agreements	7.3(b)(ii)(1)
Alliance Manager	3.10
Bankruptcy Code	5.6
CMC and IND Enabling Studies	3.4(a)
CMC and IND Enabling Study Payments	3.4(d)(i)
CNIPA	5.8
Competing Program	2.5(a)
Completion Date	4.5
Conjugated Sublicense	1.48
Development Milestone	4.2(a)
Failure to Supply	3.7(c)
[***]	[***]
FTE	3.5(b)
FTE Costs	3.5(b)
FTE Rate	3.5(b)
ICC	10.6(a)
Indemnified Party	9.3
Indemnifying Party	9.3
Initiation	4.2(b)(iii)
[***]	[***]
Manufacturing Technology Transfer of ADC and Antibody	3.7(e)
Manufacturing Technology Transfer of Linker and Payload	3.7(f)
MediLink Development Plan	3.4(a)
MediLink Indemnitees	9.2
Defined Terms	Section
Mono Product	1.33
Other Products	1.33
Outline of Zai Development Plan	3.2(b)
Permitted Subcontractors	3.4(c)

Prior CDA	6.6
Product Marks	5.7
Royalty Term	4.4(b)
SEC	6.5(b)
Selling Party	1.33
Sublicense Income for the Same Event	4.5
Sublicense Payment	4.5
Term	7.1
Terminated Jurisdictions	7.3(b)
Terminated Products	7.3(b)
Territory Infringement	5.3(a)
Third Party IP	1.48
Transition Plan	3.3
Zai Development Plan	3.2(b)
Zai Indemnitees	9.1

ARTICLE 2
LICENSE

2.1    License to Zai. Subject to the terms of this Agreement, MediLink hereby grants Zai and its Affiliates an exclusive (even as to MediLink and its Affiliates, but subject to rights retained under Section 2.3), sublicensable (solely in accordance with Section 2.2) and royalty bearing license under the Licensed IP to research, Develop, make, have made, use, sell, offer for sale, import, Commercialize and otherwise exploit the Compounds and Products in the Field in the Territory.

2.2    Sublicenses. Subject to the terms of this Agreement, Zai shall have the right to grant sublicenses (through multiple tiers) to any Third Party under its license in Section 2.1, for the sole purpose of performing Zai’s obligations and exercising Zai’s rights with respect to the Development, manufacturing (as applicable) and Commercialization of Products in accordance with this Agreement; provided however (a) each sublicense shall be subject to and consistent with the terms and conditions under this Agreement; (b) Zai shall remain fully responsible and liable for any breach of the terms of this Agreement by any of its sublicensees to the same extent as if Zai itself has committed any such breach, and shall terminate promptly the agreement with any sublicensee if such sublicensee is in material breach of this Agreement and does not cure such breach pursuant to the termination clause in such sublicense agreement; (c) Zai shall promptly notify MediLink of the grant of any sublicense to a Third Party by Zai and provide MediLink with a true and accurate abstract of such sublicense agreement (which shall at least include the key financial terms and equivalent termination clause) within [***] after execution; (d) subject to Section 7.3(b)(ii)(1) of this Agreement, any termination of the licenses granted to Zai under Section 2.1 as a result of an early termination of this Agreement with respect to one or more Products in one or more jurisdiction or in its entirety shall cause the sublicensees to automatically lose the same rights under any sublicense accordingly.

2.3    Retained Rights. Notwithstanding the exclusive licenses granted to Zai under Section 2.1, MediLink retains the right to practice the Licensed IP in the Field in the Territory to fulfill its obligations under this Agreement. For clarification, MediLink has the right to grant any Third Party any license under the Licensed Platform Patents to exploit compounds and products other than Compounds and Products, subject to MediLink’s non-compete obligations under Section 2.5.

2.4    No Implied License. Except as expressly set forth herein, neither Party shall acquire any license, right or other interest, by implication or otherwise, under any Know-How, Patents, or other intellectual property rights of the other Party. Any rights not expressly granted to Zai by MediLink under this Agreement are hereby retained by MediLink. Zai shall not have the right to practice the Licensed IP to research, Develop, make, have made, use, sell, offer for sale, import, Commercialize and otherwise exploit compounds or products other than Compounds and Products.

2.5    Non-Compete.

(a)    Subject to Sections 2.5(b), 2.5(c) and 2.5(d) below, [***], other than for the sole purpose of fulfilling its obligations with respect to the Compounds and Products under this Agreement, neither Party will, and each Party will cause its Affiliates not to, (i) directly or indirectly, whether by itself or with or through any of its Affiliates, or (ii) with, through or in collaboration with any Third Party, whether through license, assignment, joint venture, investment or otherwise (including via any arrangement or series of arrangements with a Third Party), research, develop, manufacture or commercialize [***] (a “Competing Program”).

(b)    Notwithstanding the foregoing, in the event that a Third Party becomes an Affiliate of a Party after the Effective Date through merger, acquisition, consolidation or other similar transaction:

(i)    if such transaction results in a Change of Control of such Party, then the non-compete obligations set forth in Section 2.5(a) shall not apply to such new Affiliate, and such new Affiliate’s conduct of any Competing Program shall not constitute a breach of such Party’s exclusivity obligations set forth above; [***]; and

(ii)    if such transaction does not result in a Change of Control of such Party and, as of the closing date of such transaction, such new Affiliate is engaged in the conduct of a Competing Program, then such new Affiliate shall have [***] from the closing date of such transaction to wind down or divest such Competing Program, and such new Affiliate’s conduct of such Competing Program during such [***] period shall not constitute a breach of such Party’s exclusivity obligations set forth above; [***].

(c)    Notwithstanding the foregoing, [***], it being understood that any Competing Program [***] shall not be considered as a breach of such Party’s non-compete obligation set forth above.

(d)    In addition, [***], MediLink will not, and MediLink will cause its Affiliates not to (i) directly or indirectly, whether by itself or with or through any of its Affiliates, or (ii) with, through or in collaboration with any Third Party, whether through license, assignment, joint venture, investment or otherwise (including via any arrangement or series of arrangements with a Third Party), [***].

ARTICLE 3
DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION

3.1    General. Subject to the terms and conditions of this Agreement, Zai shall be solely responsible for the Development, manufacture and Commercialization of the Compounds and Products in the Field in the Territory, at Zai’s own cost and expense.

3.2    Diligence.

(a)    General. Subject to MediLink complying with all of its obligations under Section 3.3, Section 3.4 and Section 3.7, Zai (either by itself or through its Affiliates and sublicensees) shall use Commercially Reasonable Efforts to Develop and Commercialize at least one Product in the Field in the Territory.

(b)    Development Plan. No later than [***] after the Effective Date, Zai shall prepare an initial Development plan, consistent with the outline for carrying out the clinical studies and other material Development activities (“Outline of Zai Development Plan”) as set forth in Exhibit C, for the Product in the Field in the Territory for JSC’s review, discussion and approval (upon JSC’s approval, such plan, as may be amended from time to time pursuant to this Section 3.2(b), the “Zai Development Plan”). From time to time, the JSC shall consider and approve any proposed modifications or updates proposed by Zai. During the Term of this Agreement, Zai shall use Commercially Reasonable Efforts to conduct and complete all the required Development activities in the Territory in compliance in all material aspects with the Zai Development Plans.

(c)    Development Goals.

(i)    Zai shall use Commercially Reasonable Efforts to [***]. Notwithstanding anything to the contrary in this Agreement, Zai will not be deemed to be in breach of its obligations under this Section 3.2(c) to the extent it is prevented from or delayed in using Commercially Reasonable Efforts to achieve such goal as the result of any technical problems inherent in the Product, or any change of the Development strategy as agreed by the Parties, or any freedom to operate issue with respect to the Product. [***].

(ii)    In addition, if, for any [***], then, through the JSC, the Parties shall discuss the future arrangement of the Development of Product under this Agreement and, if the Parties fail to reach agreement within [***], MediLink shall have the right to terminate this Agreement pursuant to Section 7.2(e).

3.3    Transition. Within [***] after the Effective Date, (a) MediLink shall transfer to Zai all Licensed Know-How (including Regulatory Materials) that exists on the Effective Date and is necessary or reasonably useful for the research, Development and Commercialization of the Compounds and Products in the Field in the Territory, and (b) the Parties will discuss and agree upon a written transition plan to effect the transition to Zai of all activities with respect to the Compounds and Products in the Field, other than the CMC and IND Enabling Studies and the manufacturing activities set forth in Section 3.7 (such plan, the “Transition Plan”), which shall include a list of such Licensed Know-How to be transferred. [***].

3.4    CMC and IND Enabling Studies.

(a)    MediLink Development Plan. After the Effective Date, MediLink shall work with Zai to complete the IND enabling studies, the CMC studies, and other preclinical development and manufacturing activities with respect to the Compounds and Products, including [***] under Zai’s oversight and pursuant to this Section 3.4(a) in order to secure the IND approvals for the Products. As of the Effective Date, the Parties have agreed to a plan for the CMC and IND Enabling Studies with respect to the Compounds and Products in the Field, as set forth in Exhibit B (such plan, as may be amended from time to time pursuant to this Section 3.4(a), the “MediLink Development Plan”). The MediLink Development Plan shall set forth with reasonable details, inter alia, (i) the scope and timeline of the CMC and IND Enabling Studies to be conducted by or on behalf of MediLink, [***]. Any changes, amendments or revisions to the MediLink Development Plan shall require JSC’s approval. MediLink shall (1) perform all of the activities assigned to it under the MediLink Development Plan in good scientific manner and in compliance with all applicable Law and this Agreement, and (2) allocate sufficient time, effort, equipment, and skilled personnel to complete such activities in accordance with the MediLink Development Plan (including the timeline set forth therein). MediLink shall not, and shall cause its Affiliates and Permitted Subcontractors not to, conduct any activities with respect to the Compounds and/or Products outside the MediLink Development Plan, unless otherwise agreed by the Parties.

(b)    Performance. The Parties will collaborate in good faith in completing the CMC and IND Enabling Studies set forth in the MediLink Development Plan. MediLink shall keep Zai fully informed of the activities conducted by or on behalf of MediLink under the MediLink Development Plan and provide Zai with copies of all data and results generated thereunder in a timely manner. Zai shall have final decision-making authority with respect to any and all CMC and IND Enabling Studies performed under this Section 3.4, provided that Zai will consider MediLink’s comments thereon in good faith. For clarity, Zai shall have the right to take over or terminate any activities assigned to MediLink at any time in its sole and absolute discretion and at Zai’s own cost and expense.

(c)    Affiliates and Permitted Subcontractors. MediLink shall not subcontract or delegate any of the activities assigned to it under the MediLink Development Plan to any Third Party, other than the permitted Third Party subcontractors set forth in the MediLink Development Plan or otherwise approved by Zai in writing (such approval cannot be unreasonably withheld)

(such Third Party subcontractors, “Permitted Subcontractors”). MediLink shall cause its Affiliates and Permitted Subcontractors to comply with the provisions of this Agreement in connection with the performance of MediLink’s obligations under the MediLink Development Plan and this Agreement, including confidentiality and non-use obligations and ownership of Inventions. MediLink shall be responsible for the performance of its Affiliates and Permitted Subcontractors and any breach by its Affiliates or Permitted Subcontractors of any of MediLink’s obligations under the MediLink Development Plan and this Agreement shall be deemed a breach by MediLink.

(d)    Cost.

(i)    Zai will pay MediLink the sum of the following payments (“CMC and IND Enabling Study Payments”) for the CMC and IND Enabling Studies conducted by MediLink: [***]. In the event that Zai elects to take over or terminate any activities assigned to MediLink pursuant to the last sentence of Section 3.4(b), the Parties shall discuss in good faith appropriate reduction to the CMC and IND Enabling Study Payments to account for the cost of such activities. Notwithstanding the foregoing, no reduction to the CMC and IND Enabling Study Payments will incur to the extent such payments cover Third Party Costs committed by MediLink that are not cancellable and cannot be reallocated to other projects, if Zai elects to take over or terminate any activities assigned to MediLink under the MediLink Development Plan that have been initiated at the time Zai makes such election in its written notice to MediLink.

(ii)    As of the Effective Date, the estimated fee in clause (III) of Section 3.4(d)(i) above is [***]. For clarity, the Parties acknowledge that the above estimated price for Third Party Costs is for reference purpose, and such Third Party Costs for IND enabling studies will be ultimately determined and paid on the basis of the amount actually paid by MediLink to the Permitted Subcontractors for the IND enabling studies. MediLink agrees to provide Zai with full transparency into all Third Party Costs with respect to each activity assigned to it under the MediLink Development Plan and will maintain records relating to all Third Party Costs for the performance of each such activity.

(iii)    After receipt by Zai of the final study report of [***] provided by MediLink, MediLink shall invoice Zai for [***], and Zai will make such payment to MediLink no later than [***] after receipt of such an invoice from MediLink. For the avoidance of doubt, such payment for [***] in as set forth in clause (III) of Section 3.4(d)(i) above.

(iv)    Zai shall notify MediLink in writing within [***] after the first IND Acceptance of a Product. After receipt of such notice, MediLink shall invoice Zai for parts (I), (II) and (III) of the CMC and IND Enabling Study Payments. No later than [***] after receipt of such an invoice from MediLink, Zai will make payment of parts (I), (II) and (III) of CMC and IND Enabling Study Payments to MediLink.

(v)    Notwithstanding the foregoing, unless otherwise agreed by the Parties, if this Agreement is terminated by Zai pursuant to Section 7.2(a) before the achievement of the first IND Acceptance of a Product, then Zai shall not be required to pay for any CMC and

IND Enabling Study Payments to MediLink, but Zai shall instead pay MediLink, within [***] after the effective date of such termination, either:

(1)    if MediLink has completed [***] that have not been completed by MediLink before the receipt of the notice of termination; or

(2)    if MediLink has not completed [***], an amount equal to the actual cost (including non-cancelable obligations) incurred by MediLink to conduct such IND enabling studies.

(vi)    For clarity, the Compound and Product manufactured by MediLink under the MediLink Development Plan, [***], shall be solely owned by Zai.

(e)    Scientific Records. MediLink shall, and shall cause its Affiliates and Permitted Subcontractors to, maintain reasonably complete, current and accurate records of all CMC and IND Enabling Studies related activities conducted by or on behalf of MediLink under the MediLink Development Plan, and all data and other information resulting from such activities. Such records shall fully and properly reflect all work done and results achieved in the performance of the activities assigned to MediLink under the MediLink Development Plan in good scientific manner. Such records will be maintained in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in accordance with applicable Laws. MediLink shall keep Zai informed on the progress, results and status of all work performed under the MediLink Development Plan through periodic reports as required in the MediLink Development Plan. Upon completion of all activities under the MediLink Development Plan or Zai’s request, MediLink shall promptly provide Zai with any and all data, results and information generated under the MediLink Development Plan to the extent not previously provided. Upon Zai’s request from time to time, MediLink shall make available its relevant personnel to discuss such data, results and information with Zai and answer any questions Zai may have with respect thereto. Zai shall have the right to review and copy the records maintained by MediLink at reasonable times and to obtain access to the original records to the extent necessary or reasonably useful for the purpose of obtaining the Regulatory Approvals of the Products in the Field in the Territory. For clarity, Zai shall have the right to use the data and results generated by MediLink under the MediLink Development Plan to support further Development of the Product in the Field in the Territory without additional payment to MediLink.

(f)    Financial Records and Audit. MediLink shall, and shall cause its Affiliates and Permitted Subcontractors to, keep complete and accurate books and records in sufficient detail for the purpose of determining all amounts payable under this Section 3.4. Upon at least [***] prior notice, such books and records shall be open for examination, during regular business hours, for a period of [***] from the creation of such books and records, and not more often than [***]. Section 4.12 shall apply to such books and records for purposes of confirming the costs and expenses incurred in performing the activities assigned to MediLink under the MediLink Development Plan, mutatis mutandis, with Zai being the auditing party and MediLink being the audited party.

3.5    Other Development Activities.

(a)    Except for the CMC and IND Enabling Studies set forth in the MediLink Development Plan, Zai (either by itself or through its Affiliates and sublicensees) shall have the sole right, at its sole discretion and own cost and expense, to Develop the Products in the Field in the Territory consistent with the Zai Development Plan. Without limiting the generality of the foregoing, Zai will have the sole right to lead global development and be responsible for all clinical trials required for the Regulatory Approvals of the Products in the Field in the Territory consistent with the Zai Development Plan. Upon Zai’s request, MediLink shall cooperate with Zai in such efforts with respect to the Development of the Products in the Field in the Territory.

(b)    Zai will pay MediLink the documented FTE Costs for the FTE hours actually worked by such FTEs after the Effective Date as requested by Zai in performance of the cooperation with Zai for such Development activities. For clarity, the FTE Rate shall apply only to employees of MediLink and its Affiliates. No later than [***] following [***], MediLink will provide Zai with a reasonably detailed invoice, which shall include a report of the number of FTEs assigned to cooperate with Zai and the cooperation activities requested by Zai and performed by such FTEs. No later than [***] after receipt of an invoice from MediLink, Zai will make payment of FTE Costs for such [***]. For purposes of this Section 3.5, (I) “FTE Costs” means, for any period, the sum of each FTE costs. Each FTE costs will be calculated as follows: each given FTE Rate multiplied by the number of relevant FTEs applied to such FTE Rate in such period; (II) “FTE Rate” means the rate for different employees as set forth in Exhibit E; and (III) “FTE” means the equivalent of the work of one appropriately qualified employee working on a full-time basis in performing the cooperation activities requested by Zai under this Section 3.5 for hourly base period time. [***]. In no event will one person be counted as greater than one (1) FTE.

3.6    Regulatory.

(a)    Zai (either by itself or through its Affiliates and sublicensees) shall have the sole right to apply for and maintain, at its sole discretion and own cost and expense, all Regulatory Approvals of the Products in the Field in the Territory consistent with the Zai Development Plan. Zai shall be responsible for the preparation of all Regulatory Materials and Zai or its designee shall be the holder of such Regulatory Approvals in the Territory.

(b)    Zai shall be responsible for all communications and interactions with Regulatory Authorities with respect to the Products in the Field in the Territory, both prior to and subsequent to Regulatory Approval. Unless otherwise required by applicable Law, MediLink shall not, and shall cause its Affiliates and Permitted Subcontractors not to, correspond or communicate with Regulatory Authorities regarding any Compound or Product without Zai’s prior written consent. If MediLink, its Affiliates, or Permitted Subcontractors receive any correspondence or other communication from a Regulatory Authority regarding a Compound or Product, MediLink shall provide Zai with access to or copies of all such correspondence or communication promptly after its receipt.

(c)    Zai shall keep MediLink reasonably informed of regulatory developments related to Products in each jurisdiction in the Territory and will promptly notify MediLink in writing of any major decision by any Regulatory Authority in the Territory regarding any Product.

(d)    MediLink shall support Zai as may be requested by Zai from time to time in connection with Zai’s preparation, submission to Regulatory Authorities and maintenance of Regulatory Materials, including to obtain or maintain IND and Regulatory Approvals, for any Compounds and Products, including attending meetings with Regulatory Authorities regarding any Compound or Product upon Zai’s request. Zai will pay MediLink the documented FTE Costs for the FTE hours actually worked by such FTEs after the Effective Date in performance of the support to Zai for such regulatory affairs. The calculation method of FTE Costs and the payment mechanism as set forth in Section 3.5(b) shall apply mutatis mutandis.

3.7    Manufacture and Supply.

(a)    Prior to the date of the Initiation of the first Pivotal Clinical Trial with respect to a Product in a given jurisdiction, in addition to [***] under the MediLink Development Plan, MediLink shall (either by itself or through its Affiliates or CDMOs) manufacture and supply all of Zai’s requirements of any Compound, Product, linker of any Compound, and/or payload of any Compound for Development use under the current manufacturing scale [***]. The Parties agree that in case of any change of labor cost, material cost, facility cost (e.g. plant, equipment, etc.) and other reasonable cost resulting in MediLink changing price for drug product of similar manufacturing scale for all of its customers, such price for drug product can be changed upon mutual agreement and execution of relevant supplemental agreement thereof by the Parties.

(b)    Following the date of the Initiation of the first Pivotal Clinical Trial with respect to a Product in a given jurisdiction, unless otherwise provided in this Agreement, Zai shall procure any Compound, Product, linker of any Compound, and/or payload of any Compound from MediLink for Development or Commercialization use under the manufacturing scale [***]. Further, after completion of the relevant manufacturing technology transfer set forth in Sections 3.7(e) and 3.7(f) below, Zai shall have the right to manufacture any Compound, Product, linker and/or payload of the Compound either by itself or through its Affiliates or CDMOs established by Zai. The Parties agree that in case of any change of labor cost, material cost, facility cost (e.g. plant, equipment, etc.) and other reasonable cost resulting in MediLink changing price for drug product of similar manufacturing scale for all of its customers, such price for drug product can be changed upon mutual agreement and execution of relevant supplemental agreement thereof by the Parties.

(c)    [***].

(d)    All Compounds, Products and linkers/payloads of the Compound supplied by MediLink shall comply with applicable specifications, shall be manufactured in compliance with all applicable Laws (including GMP), and shall be accompanied by certificate of analysis and certificate of compliance as applicable. The Parties will negotiate in good faith and agree on other detailed terms for such supply, including forecast, ordering, delivery, inspection, acceptance and other customary terms, which may be set forth in one or more separate supply agreement and quality agreement.

(e)    [***].

(f)    [***].

3.8    Commercialization. Zai (either by itself or through its Affiliates and sublicensees) shall be responsible for all aspects of the Commercialization of the Products in the Field in the Territory, at Zai’s sole discretion and own cost and expense, including: (a) developing and executing a commercial launch and pre-launch plan, (b) negotiating with applicable Government Authorities regarding the price and reimbursement status of the Product; (c) marketing and promotion; (d) booking sales and distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables; (f) providing customer support, including handling medical queries, and performing other related functions; and (g) conforming its practices and procedures to applicable Laws relating to the marketing, detailing and promotion of the Products in the Territory. For clarity, as between the Parties, Zai shall have the sole right to book all product sales of the Products in the Field in the Territory.

3.9    Development Records and Reporting. Zai shall, and shall cause its Affiliates and sublicensees to, maintain reasonably complete, current and accurate records of all Development activities conducted by or on behalf of Zai under this Agreement, and all data and other information resulting from such activities. Such records shall fully and properly reflect all work done and results achieved in the performance of Zai’s Development activities under the Zai Development Plan and this Agreement. Such records will be maintained in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in accordance with applicable Laws. Prior to the First Commercial Sale of a Product in the Field in the Territory, within [***] after the end of [***], Zai shall provide MediLink with report summarizing its material Development activities performed during such [***] with respect to the Products in the Field in the Territory.

3.10    Alliance Manager. Within [***] after the Effective Date, each Party will appoint (and notify the other Party of the identity of) a senior representative having a general understanding of biopharmaceutical development, manufacturing and commercialization issues to act as its alliance manager under this Agreement (“Alliance Manager”). The Alliance Manager will serve as the contact point between the Parties for the purposes of sharing information. Each Party may replace its Alliance Manager upon written notice to the other Party.

3.11    Joint Steering Committee.

(a)    Composition. The Parties shall establish a Joint Steering Committee (“JSC”) to facilitate the exchange of information between the Parties regarding the MediLink Development Plan and the Zai Development Plan. The JSC shall be in effect throughout the Term of this Agreement. The JSC shall be composed of three (3) senior representatives that are employees of each Party. Each Party may replace any of its representatives at any time upon written notice to the other Party with other employees of such first Party.

(b)    Meetings. The JSC shall meet as soon as practicable after its creation following the Effective Date, and thereafter at least [***] per [***] and at such additional times as the Parties deem appropriate. JSC meetings may be conducted in person, by telephone or by videoconference. Each Party shall use reasonable efforts to cause all of its representatives to attend the meetings of the JSC. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate member to attend such meeting in place of the absent member. Each Party shall be solely responsible for the expenses of its representatives in attending any meeting of the JSC.

(c)    Responsibilities. The JSC will have the following powers and responsibilities:

(i)    review, discussion and approval of any change, amendment or revision to the MediLink Development Plan;

(ii)    review, discussion and approval of the initial Zai Development Plan and any change, amendment or revision thereto;

(iii)    monitoring the work under the MediLink Development Plan;

(iv)    monitoring the work under the Zai Development Plan;

(v)    review, discussion and decision on the matters regarding the Development goals as set forth in Section 3.2(c), including the determination of whether a goal has been achieved or can be waived, the adjustment of any Development goals; and

(vi)    undertaking or approving such other matters as are specifically assigned to the JSC in this Agreement.

(vii)    Decision Making. Each Party, through its representatives, shall have one (1) vote on matters coming before the JSC. All decisions of the JSC shall be made in good faith and shall be unanimous. Decisions on any matter may be taken at a meeting, by conference call, video conference or in writing (including email). The JSC shall not have any authority beyond the specific matters set forth in Section 3.11 or explicitly assigned to it in any provision of this Agreement, and in particular shall not have any power to amend or waive any terms or conditions of this Agreement.

(d)    Dispute Resolution within the JSC. In resolving any disputes within the responsibility of the JSC, each Party shall, subject to the terms and conditions of this Agreement, act in good faith and in a commercially reasonable manner, it being understood that the respective Alliance Managers will be the first step in attempting to resolve issues. If the JSC is unable to resolve any dispute within the responsibility of the JSC within [***] after a Party provides notice to the other Party of the existence of such dispute, such dispute or other matter shall be referred to the Executive Officers as set forth in Section 10.6(a) for resolution.

[***].

ARTICLE 4
PAYMENTS

4.1    Upfront Payment. Zai shall pay to MediLink a one-time non-refundable upfront payment of [***] within [***] after receipt of the invoice issued by MediLink after the Effective Date.

4.2    Development Milestone Payments.

(a)    Milestone Events. Subject to the remainder of this Section 4.2, Zai shall pay to MediLink the following one-time, non-refundable development milestone payments set forth in the table below upon the first achievement of the corresponding milestone event in the Field in the Territory by Zai, its Affiliates or sublicensees (“Development Milestone”):

Development Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]	[***]
Total up to:	[***]

(b)    Milestone Conditions.

(i)    Each Development Milestone payment set forth above shall be due and payable only once, regardless of how many times such milestone event is achieved and/or the number of Products that achieve such milestone event. [***].

(ii)    [***]

(iii)    [***]

(iv)    [***]

(v)    [***]

(c)    Notice and Payment. Zai shall notify MediLink in writing within [***] after the first achievement of each milestone. Zai shall pay to MediLink the corresponding milestone payment within [***] after the receipt of the invoice issued by MediLink after the delivery or receipt of the notice for the achievement of such milestone.

4.3    Sales Milestone Payments.

(a)    Milestone Events. Subject to the remainder of this Section 4.3, Zai shall pay to MediLink the following one-time, non-refundable sales milestone payments set forth in the table below when the aggregated annual Net Sales of all Products sold in the Field in the Territory in a calendar year reach the corresponding threshold value indicated below.

Aggregate annual Net Sales of all Products in the Field in the Territory exceed:		Milestone Payment
1)	[***]	[***]
2)	[***]	[***]
3)	[***]	[***]
4)	[***]	[***]
5)	[***]	[***]
Total up to:		[***]

(b)    Milestone Conditions. Each sales milestone payment set forth above shall be due and payable only once, regardless of how many times such milestone event is achieved. If [***]. The Net Sales of a Product sold in a jurisdiction in the Field in the Territory after the expiration of the Royalty Term for such Product in such jurisdiction shall not be included in the calculation of annual Net Sales to determine whether any Net Sales threshold has been achieved; [***].

(c)    Notice and Payment. As part of the royalty report in Section 4.4(e), Zai shall provide written notice to MediLink if the aggregated annual Net Sales of the Products in the Field in the Territory first reach any threshold value set forth in Section 4.3(a) above during the time period to which such report pertains. Zai shall pay to MediLink the corresponding milestone payments within [***] after the receipt of the invoice issued by MediLink after the receipt of the notice for the achievement of such milestone.

4.4    Royalty Payments.

(a)    Royalty Rate. Subject to the remainder of this Section 4.4, with respect to each Product, Zai shall make [***] non-refundable royalty payments to MediLink on the Net Sales of such Product sold in the Field in the Territory, as calculated by multiplying the applicable royalty rate set forth in the table below by the corresponding amount of incremental, aggregated annual Net Sales of such Product sold in the Field in the Territory in the applicable calendar year.

For that portion of annual Net Sales of a Product in the Field in the Territory		Royalty Rate
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

(b)    Royalty Term. Zai’s obligation to pay royalties pursuant to this Section shall expire, on a Product-by-Product and jurisdiction-by-jurisdiction basis, upon the latest of [***].

(c)    Royalty Conditions. The royalties under this Section 4.4 shall be subject to the following conditions: [***].

(d)    Royalty Reductions. [***].

(e)    Report and Payment. Within [***] after the end of [***], commencing with the First Commercial Sale of a Product in the Territory, Zai shall provide MediLink with a royalty report that contains the following information for the applicable calendar quarter, on a Product-by-Product and jurisdiction-by-jurisdiction basis: (i) the amount of gross sales of the Product, (ii) a calculation of Net Sales of the Product, (iii) a calculation of the royalty payment due on such Net Sales, including the application of any reduction made in accordance with Section 4.4(d), (iv) the exchange rate for such jurisdiction, and (v) the aggregate annual Net Sales and whether any sales milestone has been achieved. Zai shall pay MediLink in Dollars the royalties owed with respect to Net Sales for such calendar quarter within [***] after the receipt of the invoice issued by MediLink after the receipt of the royalty report for such calendar quarter.

4.5    Sublicense Payments. Subject to the remainder of this Section 4.5, Zai shall pay to MediLink sublicense payments (each, a “Sublicense Payment”) on a sublicense agreement-by- sublicense agreement basis, calculated by multiplying the applicable payment rate for the product development stage in the Field in the Territory for such sublicense agreement at which the lead Product under such sublicense agreement is sublicensed (as set forth below in this Section 4.5) by the amount of the Sublicense Income received by Zai or its Affiliates during the Term with respect to such sublicense agreement. Notwithstanding anything to the contrary in this Agreement, if any Development Milestone is triggered and a sublicensee is obligated to pay any consideration to Zai or any of its Affiliates for the [***]. Zai will notify MediLink in writing within [***] after Zai’s receipt of any Sublicense Income. Zai shall pay to MediLink the corresponding Sublicense Payment within [***] after the receipt of the invoice issued by MediLink after the receipt of the notice for the receipt of such Sublicense Income. For purposes of the table set forth in this Section 4.5, [***].

Product development stage at the time of the signing date of the applicable sublicense agreement:	Payment Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

4.6    MediLink’s Third Parties Payment Obligations. MediLink shall be solely responsible for the payment of royalty, milestone and other payments due to Third Parties under any agreements between MediLink (or its Affiliates) and Third Parties on account of Zai’s, its Affiliates’ and sublicensees’ Development, manufacture, Commercialization and exploitation of the Compounds and Products in the Field in the Territory.

4.7    Currency; Exchange Rate. All payments due from Zai to MediLink under this Agreement shall be made by Zai in Dollars by bank wire transfer in immediately available funds to a bank account designated by MediLink in writing. The rate of exchange to be used in computing the amount of currency equivalent in Dollars shall be made at the average of the closing exchange rates reported by Bank of China for the first, middle and last business days of the applicable reporting period for the payment due.

4.8    Blocked Currency. If the conversion of a local currency in the Territory into Dollars or transfer of funds out of a jurisdiction in the Territory becomes materially restricted, forbidden or substantially delayed due to applicable Laws, then Zai shall promptly notify MediLink and amounts accrued in such jurisdiction may be paid by Zai in local currency into an account in a local bank designated by MediLink, provided that MediLink has an account in the given local bank or MediLink agrees to (but not obliged to) open an account in such local bank for the purpose hereof and to the extent it is practically permissible, unless the Parties otherwise agree. For the avoidance of doubt, any additional taxes and/or expenses resulting therefrom for all the payments hereunder being transferred into the specific bank account designated by MediLink (e.g. PRC bank account) shall be borne by Zai.

4.9    Late Payments. If Zai fails to pay any undisputed sum due to MediLink on or before the due date therefor, simple interest shall thereafter accrue on the sum due from the due date until the date of payment at a [***] Zai’s any material breach of its payment obligations under this Agreement shall be regarded as a material breach of this Agreement, and MediLink is entitled (without obligation) to terminate this Agreement in accordance with Section 7.2(b). Notwithstanding the foregoing, unless otherwise provided herein, the interest and constitution of a material breach set forth in this Section 4.9 shall not apply if the payment is delayed due to government restriction on currency conversion or transfer of funds out of a jurisdiction in the Territory, and in that case, the Parties shall discuss to address such late payment (e.g. discussion for the solution of making such payment through other jurisdiction or by Zai’s Affiliates on behalf of Zai) upon MediLink’s receipt of written notice of such government restriction from Zai with evidence.

4.10    No Refunds. Except as expressly provided herein (including any refund for overpayment) or otherwise agreed by the Parties, all payments under this Agreement will be irrevocable, non-refundable and non-creditable.

4.11    Taxes.

(a)    Taxes on Income. [***].

(b)    Tax Cooperation; Withholding Tax.

(i)    The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made under this Agreement. [***]. At the request and expense of the other Party, each Party shall provide reasonable assistance to enable the recovery, to the extent permitted by Law, of withholding taxes or similar obligations resulting from payments made under this Agreement, which recovery shall be for the benefit of the Party bearing such withholding tax as set forth in Sections 4.11(b)(ii) and (iii).

(ii)    Except for the [***].

(iii)    Notwithstanding the foregoing, Zai shall [***]; provided however that Zai shall not be required to [***]if MediLink fails to timely provide Zai with the tax forms or assistance as set forth in Section 4.11(b)(i) above or if the tax withholding arises or is increased due to an action taken by MediLink, such as a change of residence of MediLink or an assignment of the Agreement by MediLink.

4.12    Financial Records and Audit. Zai shall, and shall cause its Affiliates and sublicensees to, maintain complete and accurate books and records in sufficient detail to permit MediLink to confirm the accuracy of Net Sales reported by Zai and the achievement of sales milestones under this Agreement. Upon at least [***] prior notice, such books and records shall be open for examination, during regular business hours, for a period of [***] from the creation of individual records, and not more often than [***], by an independent certified public accountant selected by MediLink and reasonably acceptable to Zai, for the sole purpose of verifying for MediLink the accuracy of the financial reports provided by Zai under this Agreement. MediLink shall bear the cost of such audit unless such audit reveals an underpayment by Zai of more than [***] of the amount actually due for the time period being audited, in which case Zai shall reimburse MediLink for the costs of such audit. Zai shall pay to MediLink any underpayment discovered by such audit within [***] after the accountant’s report, plus interest (as set forth in Section 4.9) from the original due date. If the audit reveals an overpayment by Zai, then Zai may take a credit for such overpayment against any future payments due to MediLink (if there will be no future payment due, then MediLink shall promptly refund such amount to Zai).

ARTICLE 5
INTELLECTUAL PROPERTY RIGHTS

5.1    Inventions.

(a)    Each Party shall solely own all Inventions invented or developed solely by or on behalf of such Party, including its and its Affiliate’s employees, contractors and/or agents. The Parties shall jointly own all Inventions invented or developed jointly by both Parties. Except to the extent restricted by the licenses and other rights granted to other Party under this Agreement or any other agreement between the Parties, each Party, as joint owners, shall be entitled to practice, license, assign and otherwise exploit its interest in the jointly owned Inventions without the duty of accounting or seeking consent from the other Party.

(b)    [***].

5.2    Patent Prosecution.

(a)    As between the Parties, (i) Zai shall have the first right to file, prosecute and maintain (1) any Licensed Product Patents, including those identified as such in Exhibit A, [***].

(b)    For clarification, any Licensed Patents that claim [***] will not fall into the condition of item (i)(1) or item (i)(2) of Section 5.2(a). MediLink shall have the first right to file, prosecute and maintain such Licensed Patents [***].

(c)    Each Party shall consult with the other Party and keep the other Party reasonably informed of the status of the Licensed Patents and shall provide the other Party with all material correspondence received from any patent authority in the Territory in connection therewith, provided that such provision of correspondence shall not be more than [***]. In addition, each prosecuting Party shall promptly provide the other Party with drafts of all proposed material filings and correspondence to any patent authority in the Territory with respect to the Licensed Patents for the other Party’s review and comment prior to the submission of such proposed filings and correspondences. The prosecuting Party shall consider in good faith the other Party’s comments prior to submitting such filing and correspondences.

(d)    Each Party shall notify the other Party of any decision to cease prosecution or maintenance of any Licensed Patents that such Party has the first right to prosecute or maintain. Such Party shall provide such notice at least [***] prior to any filing or payment due date, or any other due date that requires action, in connection with such Licensed Patent. In such event, upon the other Party’s request, such Party shall transfer the prosecution and maintenance of such Licensed Patents in the Territory to the other Party, and the other Party shall have the right to continue prosecution or maintenance of such Licensed Patents in the Territory at the other Party’s own expense.

(e)    Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts under this Section 5.2, including (i) providing any information required for such prosecution as reasonably requested by the other Party (if applicable); and (ii) providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

5.3    Patent Enforcement.

(a)    Each Party shall promptly notify the other Party if it becomes aware of any alleged or threatened infringement by a Third Party of any Licensed Product Patents or the jointly owned Inventions in the Field in the Territory (the “Territory Infringement”). The information of such Territory Infringement as disclosed by such Party to the other Party shall be considered Confidential Information of both Parties, subject to Article 6.

(b)    As between the Parties, Zai shall have the first right to bring and control any legal action in connection with any Territory Infringement of (i) any Licensed Product Patents; (ii) the jointly owned Inventions; and (iii) any other claim in any Licensed Platform Patents with the approval of MediLink, in each case at its own expense and as it reasonably determines appropriate, and Zai shall consider in good faith the interests of MediLink in such legal action. MediLink shall have the right to be represented in any such action by counsel of its choice at its own expense. If [***], then, in either case, MediLink shall have the right to bring and control any legal action in connection with such Territory Infringement [***].

(c)    As between the Parties, MediLink shall have the first right to bring and control any legal action in connection with any Territory Infringement of any Licensed Platform Patents against an infringer exploiting compounds and products across MediLink’s technology platform, at MediLink’s own expense and as it reasonably determines appropriate [***].

(d)    At the request and expense of the Party bringing the action under Section 5.3(b) or Section 5.3(c) above, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required. In connection with any such proceeding, the Party bringing the action under Section 5.3(b) or Section 5.3(c) shall keep the other Party reasonably informed on the status of such action and shall not enter into any settlement admitting the invalidity of, or otherwise impairing the other Party’s rights in, the Licensed Patents without the prior written consent of the other Party (not to be unreasonably withheld).

(e)    [***].

5.4    Defense of Licensed Patents. In the event that a Party receives notice of any claim alleging the invalidity or unenforceability of any Licensed Patent, such Party shall bring such claim to the attention of the other Party, including all relevant information related to such claim. The Parties shall discuss such claim. Where such allegation is made in an opposition, reexamination, interference or other patent office proceeding or a declaratory judgement action, then the provisions of Section 5.2 shall apply; provided however that if a Party wishes to bring an infringement claim to enforce the Licensed Patent, then the provisions of Section 5.3 shall apply. Where such allegation is made in a counterclaim to an enforcement action brought under Section 5.3, then the provisions of Section 5.3 shall apply. Each Party shall provide to the Party defending any such rights under this Section 5.4 all reasonable assistance in such enforcement, at such defending Party’s request and expense. The defending Party shall keep the other Party reasonably informed of the status and progress of such efforts and shall reasonably consider the other Party’s comments on any such efforts. Without the prior written consent of the other Party (not to be unreasonably withheld), neither Party shall enter into any settlement of any claim, suit or action that it defended under this Section 5.4 that admits the invalidity or unenforceability of any Licensed Patent, requires abandonment or limits the scope of any Licensed Patent or would limit or restrict the ability of either Party to Develop, manufacture or Commercialize the Products.

5.5    Defense of Third Party Claims. If a claim is brought by a Third Party alleging infringement of any Know-How, Patent, or any other intellectual property right of such Third Party by the Development, manufacture or Commercialization of the Product, the Party first having notice of the claim or assertion shall promptly notify the other Party, the Parties shall agree on and enter into an “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action. Each Party shall be entitled to represent itself in any litigation to which it is a party, at its own expense, unless otherwise agreed upon by the Parties or as otherwise set forth in this Agreement. No Party may enter into any settlement in a manner that diminishes the other Party’s rights in, the Licensed IP or the Inventions without the prior written consent of the other Party.

5.6    Bankruptcy Protection. All licenses granted by MediLink to Zai under this Agreement are and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, United States Code or foreign equivalent laws (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101 of the Bankruptcy Code. As the licensee, Zai shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Upon the bankruptcy of MediLink, Zai shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to Zai, unless MediLink elects to continue, and continues, to perform all of its obligations under this Agreement.

5.7    Trademarks. Zai shall have the right to brand the Products in the Territory using Zai related trademarks and any other trademarks and trade names (including Chinese character trademarks and trade names) Zai determines appropriate for the Products, which may vary by jurisdiction or within a jurisdiction in the Territory (“Product Marks”). Zai shall own all rights in the Product Marks, and all goodwill in the Product Marks shall accrue to Zai. Zai shall register, maintain and enforce, at its own cost and expense, the Product Marks in the Territory as Zai determines reasonably necessary.

5.8    License Registration. Zai shall have the right to register the license granted by MediLink to Zai hereunder with the China National Intellectual Property Administration (“CNIPA”), by submitting this Agreement (or a simplified and/or Chinese language version of this Agreement) and other required documents to CNIPA. Zai shall be solely responsible for leading such license registration process, including drafting all the required agreements and documents, and communicating with CNIPA. Upon Zai’s request, MediLink shall execute such documents and take such further action reasonably requested by Zai in connection with such registration, provided that Zai shall provide the drafts of such documents to MediLink for review and approval before submitting to CNIPA. For the avoidance of doubt, if there is any discrepancy between this Agreement and the simplified and/or Chinese language version of this Agreement for registration purpose, this Agreement shall prevail.

5.9    No-Challenge Clause. In the event that (i) Zai or any of its Affiliates, sublicensees, or agents bring a Patent Challenge against the Licensed Patents, or (ii) Zai or any of its Affiliates, sublicensees, or agents assist a Third Party in bringing a Patent Challenge against the Licensed Patents, and (iii) MediLink does not choose to exercise its right to terminate this Agreement pursuant to Section 7.2(d), then the royalty and milestone payments due hereunder shall continue to be payable at least until the Patent Challenge has been upheld by a final and unappealable decision of a court or Governmental Authority. In the event that such a Patent Challenge is successful, Zai will have no right to recoup any payments made before or during the period of challenge. In the event that a Patent Challenge is unsuccessful, Zai shall reimburse MediLink for all reasonable costs incurred by MediLink or its Affiliates in their defense against the Patent Challenge.

ARTICLE 6
CONFIDENTIALITY

6.1    Confidentiality Obligations. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, during the Term of this Agreement and [***] thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information of the other Party. Each Party shall cause its Affiliates and its sublicensees and its and their respective officers, directors, employees, and agents to comply with the confidentiality obligations set forth herein. In addition, MediLink shall protect the secrecy and confidentiality of the Licensed Know-How using at least the same degree of care as it uses to prevent the disclosure of its own other confidential information of like importance, but in no event less than a reasonable degree of care.

6.2    Exceptions. The obligations set forth in Section 6.1 shall not apply to any information that the receiving Party can demonstrate that such information:

(a)    is known by the receiving Party at the time of its receipt without an obligation of confidentiality, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

(b)    is in the public domain before its receipt from the disclosing Party, or thereafter enters the public domain other than through the receiving Party’s breach of the confidentiality obligations set forth herein;

(c)    is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

(d)    is developed by the receiving Party independently and without use of, or reference to, any Confidential Information of the disclosing Party, as documented by the receiving Party’s business records.

Any combination of features or disclosures that would otherwise constitute Confidential Information shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

6.3    Authorized Disclosures. Notwithstanding the obligations set forth in Sections 6.1 and 6.5, a Party may disclose the other Party’s Confidential Information to the extent:

(a)    such disclosure is reasonably necessary: (i) for the filing, prosecution and enforcement of Patents as contemplated by this Agreement; (ii) in connection with regulatory filings for the Products (for clarity, this clause (ii) shall only apply to Zai, but not MediLink, as a disclosing Party); (iii) for the prosecuting or defending litigation as contemplated by this Agreement; or (iv) for disclosure to Third Parties bound by written obligation of confidentiality and non-use at least as stringent as those set forth under this Article 6 and only to the extent necessary or appropriate in connection with the exercise of its rights or the performance of its obligations hereunder;

(b)    such disclosure is reasonably necessary: (i) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to such Party; or (ii) to actual or potential investors, acquirers, licensees and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition or collaboration; provided that in each such case on the condition that such recipients are bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement and only to the extent necessary or appropriate in connection with the exercise of its rights or the performance of its obligations hereunder or for the purposes described above (provided further that for disclosure to investors and other financial partners, the duration of confidentiality and non-use obligations may be shorter than what is required by Section 6.1 but no less than [***] from the date of disclosure); or

(c)    such disclosure is required by applicable Laws, judicial or administrative process, provided that in such event such Party shall promptly inform the other Party of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed pursuant to this Section 6.3(c) shall remain otherwise subject to the confidentiality and non-use provisions of this Article 6, and the Party disclosing Confidential Information pursuant to Law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order to ensure the continued confidential treatment of such Confidential Information.

6.4    Scientific Publication. Except to the extent required by applicable Laws, neither Party shall publish any peer-reviewed manuscripts, or give other forms of public disclosure such as abstracts and presentations, relating to the Compound or Product directed at any Licensed IP, without the other Party’s review and, in the case MediLink is the Party seeking such publication or disclosure, Zai’s prior written approval. Each Party shall provide the other Party with draft of any proposed publication relating to any Compound and/or Product directed at any Licensed IP at least [***] prior to its intended submission for publication. The publishing Party shall consider and implement in good faith any comments thereto provided by the other Party. Upon the other Party’s request, the publishing Party shall remove any and all of such other Party’s Confidential Information from the proposed publication, and shall delay the submission for a period up to [***] to allow time for the preparation and filing of a patent application directed to any Inventions disclosed in such publication. The publishing Party shall also provide the other Party a copy of the manuscript at the time of the submission. This Section 6.4 shall also apply to MediLink’s proposed publication relating to the Licensed Know-How and MediLink shall remove any and all Confidential Information pertaining to Licensed Know-How from such publication upon Zai’s request.

6.5    Publicity.

(a)    Subject to the rest of this Section 6.5, no disclosure of the terms of this Agreement may be made by either Party, and neither Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Law.

(b)    A Party may disclose this Agreement and its terms in securities filings with the Securities Exchange Commission (or equivalent agency) (the “SEC”) to the extent required by Law after complying with the procedure set forth in this Section 6.5. In such event, the Party seeking such disclosure will prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no less than [***] after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines proscribed by applicable Laws. The Party seeking such disclosure shall exercise Commercially Reasonable Efforts to obtain confidential treatment of this Agreement as represented by the redacted version reviewed by the other Party.

(c)    Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the SEC) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Law, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and provided further that (except to the extent that the Party seeking disclosure is required to disclose such information to comply with Law) if the other Party demonstrates to the reasonable satisfaction of the Party seeking disclosure, within [***] of such Party’s providing the copy, that the public disclosure of previously undisclosed information will materially adversely affect the Development and/or Commercialization of the Product, the Party seeking disclosure will remove from the disclosure such specific previously undisclosed information as the other Party shall reasonably request to be removed to the extent permitted by Law.

6.6    Prior CDA. This Agreement supersedes the Non-Disclosure Agreement between the Parties dated [***] (the “Prior CDA”) with respect to information disclosed thereunder. All information exchanged between the Parties under the Prior CDA shall be deemed Confidential Information of the disclosing Party and shall be subject to the terms of this Article 6.

6.7    Equitable Relief. Each Party acknowledges that a breach of this Article 6 may not reasonably or adequately be compensated in damages in an action at law and that such a breach may cause the other Party irreparable injury and damage. By reason thereof, each Party agrees that the other Party shall be entitled to seek, in addition to any other remedies it may have under this Agreement or otherwise, preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of the obligations relating to Confidential Information set forth herein.

ARTICLE 7
TERM AND TERMINATION

7.1    Term. The term of this Agreement (“Term”) shall commence upon the Effective Date and, unless terminated by either Party pursuant to Section 7.2, shall continue in full force and effect, on Product-by-Product and jurisdiction-by-jurisdiction basis, until the expiration of the Royalty Term for such Product in such jurisdiction. After the expiration (but not early termination) of the Term for a particular Product in a particular jurisdiction, the licenses granted by MediLink to Zai hereunder shall continue and shall become fully paid, royalty free, perpetual and irrevocable with respect to such Product in such jurisdiction.

7.2    Termination.

(a)    Termination by Zai for Convenience. At any time, Zai may terminate this Agreement (either in whole or on a Product-by-Product and jurisdiction-by-jurisdiction basis) by providing written notice of termination to MediLink, which notice includes an effective date of termination at least [***] after the date of the notice.

(b)    Termination for Material Breach. If either Party believes that the other is in breach of its material obligations hereunder, then the non-breaching Party may deliver notice of such breach to the other Party. The allegedly breaching Party shall have [***] (or [***] for failure to make payment when due) from such notice to dispute or cure such breach. If the Party receiving notice of breach fails to cure, or fails to dispute, that breach within the applicable cure period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement effective on written notice of termination to the other Party. If the allegedly breaching Party disputes the existence, materiality or cure of the alleged breach, the cure period shall be tolled, and the other Party shall not have the right to terminate this Agreement until such dispute is resolved in accordance with Section 10.6. Notwithstanding the foregoing, if any uncured material breach by the breaching Party is with respect to one or more, but not all, of the jurisdictions in the Territory or one or more, but not all, of the Compounds or Products, the other Party shall not have the right to terminate this Agreement in its entirety, but shall have the right to terminate this Agreement solely with respect to the jurisdiction(s) and Compound(s) and Product(s) for which such material breach and failure to cure applies.

(c)    Termination on Insolvency of a Party. Either Party shall be entitled to terminate this Agreement by notice to the other Party, if at any time during the Term, (i) the other Party files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings,
(ii) the other Party assigns all or a substantial portion of its assets for the benefit of creditors, (iii) a receiver or custodian is appointed for the other Party's business, or (iv) a substantial portion of the other Party's business is subject to attachment or similar process, in each case if such circumstance is not remedied or dismissed within [***] after receipt of such notice.

(d)    Termination by MediLink for Patent Challenge. MediLink may terminate this Agreement with immediate effect by providing written notice of termination to Zai, if Zai does not prove to MediLink, within [***] after MediLink has requested Zai in writing to terminate a Patent Challenge in the sense of Section 5.9, that such Patent Challenge is terminated or has never been undertaken by Zai, its Affiliates, or sublicensees.

(e)    Termination by MediLink for Zai’s Failure to Meet the Development Diligence Goals. If Zai fails to (A) meet the Development goal set forth in [***] , and, in each case of (A) and (B), is unable to remedy the situation within [***] after receiving the notice from MediLink after the Parties fail to reach agreement to resolve such issue [***], MediLink shall have the right to amend all the licenses granted by MediLink hereunder into non-exclusive licenses and, if such failure is not remedied within the additional [***], MediLink shall have the right to terminate this Agreement with immediate effect by providing written notice of termination to Zai.

7.3    Effect of Termination.

(a)    Termination of Zai’s License. Upon the early termination of this Agreement in its entirety for any reason, the license granted by MediLink to Zai under this Agreement shall terminate. [***].

(b)    Other Consequences of Early Termination of this Agreement. Upon early termination (and not expiration) of this Agreement by either Party, the following shall apply:

(i)    All accrued payments that are payable but unpaid by Zai at the effective date of the termination of this Agreement shall be settled within [***] after the termination of this Agreement.

(ii)    If Zai terminates this Agreement under Sections 7.2(a) to 7.2(c) or MediLink terminates this Agreement under Sections 7.2(b) to 7.2(e):

(1)    All sublicense agreements with respect to the Terminated Products in Terminated Jurisdictions between Zai or its Affiliates and a Third Party sublicensee pursuant to Section 2.2 (“Affected Sublicense Agreements”) shall be automatically and simultaneously terminated. Notwithstanding the foregoing, if, at the time of such termination, there is any Affected Sublicense Agreement, and the Third Party sublicensee is in good standing of its Affected Sublicense Agreement, and such termination did not arise from any act or omission of such Third Party sublicensee, then, upon Zai’s request within [***] after termination, MediLink shall negotiate with such Third Party sublicensee to grant a direct license under the Licensed IP to such Third Party sublicensee as a substitute of its sublicense from Zai with respect to the Terminated Products in the Terminated Jurisdictions. The Parties acknowledge that it is in MediLink’s sole discretion whether or not to grant such direct license to such Third Party sublicensee;

(2)    Zai shall within a period of [***] post the termination completely wind-down Zai’s and its Affiliates’ and sublicensees’ exploitation of the Terminated Product in the Terminated Jurisdiction at its own cost and expense, but the foregoing shall not apply to any activities permitted under Section 7.3(a) above, or activities of sublicensees that obtain direct license from MediLink pursuant to Section 7.3(b)(ii)(1) above;

(3)    Zai shall grant to MediLink an exclusive and royalty bearing license under Zai’s sole Inventions and Zai’s interest in any joint Inventions to Develop, manufacture and Commercialize the Terminated Product in the Field in the Terminated Jurisdiction free of charge, [***];

(4)    Zai shall (i) return to MediLink all documents entitling it to act in the name and on behalf of MediLink towards patent registries and (ii) hand over to

MediLink the prosecution and maintenance of the Licensed Patents and joint Inventions, in each case to the extent that Zai is responsible for the prosecution and maintenance and relevant to the Terminated Product in the Terminated Jurisdiction, in an orderly and sound manner so that the timely filing of all necessary filings and the duly payment of all applicable fees to the patent registries can be secured by MediLink at MediLink’s own cost;

(5)    After the license granted by Zai to MediLink under Section 7.3(b)(ii)(3) above becomes effective, Zai shall transfer and assign to MediLink (or its designees) all Regulatory Materials relevant to the rights granted by MediLink to Zai hereunder, including Regulatory Approvals, prepared or obtained by or on behalf of Zai for the Terminated Product in the Terminated Jurisdiction prior to the effective date of such termination;

(6)    Zai shall transfer to MediLink [***], all quantities of any Terminated Product in the Terminated Jurisdiction and, in the case this Agreement is terminated in its entirety, any Compound or Product, in the possession or Control of Zai or of its Affiliates (including clinical trial supplies and Terminated Products for Commercialization in the Terminated Jurisdiction); and

(7)    After the license granted by Zai to MediLink under Section 7.3(b)(ii)(3) above becomes effective, Zai shall cooperate with MediLink and its designees to facilitate an orderly and prompt transition of the Development, manufacture (as applicable) and Commercialization activities, as applicable, with respect to the Terminated Products in the Terminated Jurisdictions to MediLink (or its designees) and shall provide MediLink with reasonable transition assistance for this purpose at MediLink’s cost and expense.

For clarity, if this Agreement is terminated only with respect to one or more Compounds or Products in specified jurisdiction(s) and not in its entirety (such Compounds and Products, “Terminated Products”; such jurisdictions, “Terminated Jurisdictions”), then the above termination consequences shall apply with respect to such Terminated Product(s) in such Terminated Jurisdiction(s) only.

(c)    Return of Confidential Information. Upon the early termination of this Agreement in its entirety, each Party shall promptly return to the other Party all Confidential Information of such other Party.

(d)    Change or Cancellation of License Registration. Upon early termination of this Agreement, Zai shall be responsible for filing the change formalities (in case this Agreement is terminated only with respect to certain Terminated Jurisdictions) or cancellation formalities (in case this Agreement is terminated in its entirety) of the license registration as set forth in Section 5.8 with CNIPA according to the applicable Laws.

7.4    Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the following provisions shall survive the expiration or termination of this Agreement in accordance with their terms: Article 1 (Definition), Article 4 (Payments (but solely if any accrued payment obligations are not fully fulfilled), including Section 4.12 (Financial Records and Audit)), Section 5.1(a), Article 6 (Confidentiality), Section 7.3 (Effect of Termination), Section 7.4 (Survival), Article 9 (Indemnification; Liability), Section 10.5 (Governing Law), Section 10.6 (Dispute Resolution) and other provisions set forth in this Agreement which, from their context or meaning, are intended to survive termination or expiration of this Agreement.

7.5    Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES

8.1    Mutual Representations and Warranties. Each Party hereby represents, warrants, and covenants (as applicable) to the other Party as follows:

(a)    it is a company or corporation duly organized, validly existing, and in good standing (if applicable) under the Laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including, without limitation, the right to grant the licenses granted by it hereunder;

(b)    as of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (iii) the Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms;

(c)    it is not a party to any agreement that would materially prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under the Agreement and after the Effective Date, it shall not enter into any oral or written agreement or arrangement that would conflict with its obligations under this Agreement; and

(d)    it shall comply in all material aspects with all applicable Laws in the course of performing its obligations and exercising its rights under this Agreement.

8.2    Additional Representations and Warranties of MediLink. MediLink represents, warrants, and covenants (as applicable) to Zai that, as of the Effective Date:

(a)    MediLink (or its Affiliates) is the sole owner of the Licensed IP, free and clear of all liens, and MediLink has the right to grant to Zai the rights and licenses under the Licensed IP as purported to be granted hereunder;

(b)    All Licensed IP has been invented or developed in PRC, MediLink has obtained all necessary PRC government approvals required for the grant of the license and the transfer of the Licensed IP to Zai, including such approvals required by applicable PRC technology export control laws as of the Effective Date, and MediLink will do and execute or procure to be done and executed all such further acts, things, agreements and other documents as may be necessary (as of the Effective Date) to give effect to the terms of this Agreement, including to comply with the applicable PRC technology import and export laws and regulations.

(c)    MediLink and its Affiliates have not granted, and will not grant during the Term, any rights in the Licensed IP that are inconsistent with the rights granted to Zai under this Agreement;

(d)    to the knowledge of MediLink and its Affiliates, MediLink have not infringed or misappropriated any intellectual property of any Third Party during its Development and manufacture of any Compounds and/or Products, and have not received any notice from any Third Party asserting or alleging any such infringement;

(e)    to the knowledge of MediLink and its Affiliates, the Development, manufacture and Commercialization (as contemplated by the Parties as of the Effective Date) of the Compounds and/or Products (as such Compounds and Products exist as of the Effective Date) can be carried out under this Agreement without infringing or misappropriating any intellectual property rights of any Third Party;

(f)    there is no pending or, to the knowledge of MediLink and its Affiliates, alleged or threatened, adverse actions, suits, proceedings, or claims against MediLink or its Affiliates involving the Licensed IP, Compounds or Products;

(g)    MediLink and its Affiliates are not aware of any infringement or misappropriation of any Licensed IP by any Third Party;

(h)    Exhibit A includes all Patents Controlled by MediLink and its Affiliates as of the Effective Date that claim or cover the Compounds and/or Products, all of which have been diligently prosecuted and maintained in accordance with applicable Laws;

(i)    there is no pending or, or to the knowledge of MediLink and its Affiliates, alleged or threatened, re-examination, opposition, interference or litigation, or any written communication alleging that any Licensed Patent is invalid or unenforceable anywhere in the world;

(j)    MediLink (including its Affiliates and contractors) has complied with all applicable Laws in connection with the Development of the Compounds and/or Products in all material aspects, and has not used any employee, consultant or contractor who has been debarred by any Regulatory Authority, or to its knowledge, is the subject of a debarment proceeding by any Regulatory Authority;

(k)    there is no agreement between MediLink or its Affiliates and any Third Party pursuant to which MediLink or its Affiliates has (i) obtained any right or license to any Compound or Product or any intellectual property rights related to any Compound or Product, or
(ii) agreed to provisions that would require Zai or any of its Affiliates or sublicensees to make any payments (including royalties) to any Third Party or to undertake or observe any restrictions or obligations with respect to the Development, manufacture, Commercialization or other exploitation of any Compound or Product in the Field in the Territory; and

(l)    all information provided by MediLink to Zai for due diligence purposes in relation to this Agreement is complete and accurate in all material respects. Without limiting the foregoing, MediLink has disclosed to Zai and made available to Zai for review of all material non- clinical and clinical data for the Compounds and Products, and all other material information (including relevant correspondence with Regulatory Authorities) relating to the Compounds and Products, in each case that would be material for Zai to assess the safety and efficacy of the Compounds and Products.

8.3    Disclaimer. EXCEPT AS EXPRESSLY STATED HEREIN, NO OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTY OF VALIDITY OF LICENSED IP, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED. EXCEPT AS EXPRESSLY STATED HEREIN, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A WARRANTY OR REPRESENTATION BY MEDILINK THAT THE COMPOUND OR PRODUCT, OR THE PRACTICE OR USE OF THE LICENSED IP WILL NOT INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. Both Parties understand that the Compounds and Products are the subject of ongoing research and development and neither Party can assure that any Compound or Product can be successfully Developed and Commercialized.

ARTICLE 9
INDEMNIFICATION; LIABILITY

9.1    Indemnification by MediLink. MediLink shall indemnify and hold Zai, its Affiliates and their respective officers, directors, agents and employees (“Zai Indemnitees”) harmless from and against any Claims against them arising or resulting from:

(a)    the negligence or willful misconduct or breach of this Agreement by any of the MediLink Indemnitees; or

(b)    the Development, manufacture and Commercialization of any Compound or Product by or on behalf of MediLink, its Affiliates, licensees and sublicensees (other than Zai, its Affiliates and sublicensees);

except in each case, to the extent such Claims result from any activities set forth in Section 9.2 for which Zai is obligated to indemnify the MediLink Indemnitee.

9.2    Indemnification by Zai. Zai shall indemnify and hold MediLink, its Affiliates and their respective officers, directors, agents and employees (“MediLink Indemnitees”) harmless from and against any Claims against them arising or resulting from:

(a)    the negligence or willful misconduct or breach of this Agreement by any of the Zai Indemnitees; or

(b)    the Development, manufacture and Commercialization of any Compound or Product by or on behalf of Zai, its Affiliates or sublicensees (other than MediLink and its Affiliates); except in each case, to the extent such Claims result from any activities set forth in Section 9.1 for which MediLink is obligated to indemnify the Zai Indemnitee.

9.3    Indemnification Procedure. If either Party is seeking indemnification under Sections 9.1 or 9.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the Claim. [***].

9.4    Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 9. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

9.5    Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES OR FOR ANY LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, IN EACH CASE HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 9.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 9.1 OR 9.2, OR DAMAGES AVAILABLE FOR EITHER PARTY’S BREACH OF SECTION 2.5 OR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 6.

ARTICLE 10
GENERAL PROVISIONS

10.1    Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, fire, floods, earthquakes, pandemic or epidemic (including caused by any governmental lockdown measures due to COVID-19), or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances, provided, however, that the payment of amounts due and owing hereunder shall not be excused by reason of a Force Majeure affecting the payer unless the payment process is affected by such Force Majeure event (such as a bank closure or failure, power outage or other Force Majeure events that affect the payment process, and in that case, the Parties shall discuss a solution to address the late payment due to such Force Majeure event (e.g. discussion for the solution of changing a bank through which payments are made) upon MediLink’s receipt of written notice of such Force Majeure event from Zai with evidence).

10.2    Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, or in whole to its successor in interest in connection with the sale of all or substantially all of its business or assets to which this Agreement relates. Any attempted assignment not in accordance with the foregoing shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement (for clarity, any assignment by MediLink shall not affect any license or other rights granted to Zai under this Agreement). The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

10.3    Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

10.4    Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by email and concurrently with any of the following (while the receipt of the latter shall constitute the date of receipt of notice), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to MediLink:

MediLink Therapeutics, Ltd.
Unit 101, Block B3, BioBay
218 Xinghu Street, Suzhou Industrial Park
Suzhou, China
Attn: [***]
Email: [***]

with a copy to:

Unit 101, Block B3, BioBay
218 Xinghu Street, Suzhou Industrial Park
Suzhou, China
Attn: [***]
Email: [***]

If to Zai:

Zai Lab (US) LLC
314 Main Street
Suite 04-100
Cambridge, MA 021442, USA
Attn: [***]
Email: [***]

with a copy to:

[***]
Attn: [***]
Email: [***]

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on [***] after dispatch if sent by nationally-recognized overnight courier; or (c) on [***] following the date of mailing, if sent by mail.

10.5    Governing Law. This Agreement shall be governed by and construed in accordance with the [***], without reference to any rules of conflict of laws that may require the application of the laws of a different jurisdiction.

10.6    Dispute Resolution

(a)    The Parties shall negotiate in good faith and use good faith efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. Any such dispute, controversy or claim shall be referred to the Chief Executive Officers of the Parties for attempted resolution. In the event the Chief Executive Officers are unable to resolve such dispute, controversy or claim within [***] after such matter is referred to them, then, upon the written request of either Party, such dispute, controversy or claim shall be finally resolved by binding arbitration administered by [***] pursuant to its arbitration rules. Judgment on the arbitration award may be entered in any court having jurisdiction thereof.

(b)    The arbitration shall be conducted by a single arbitrator mutually agreed by the Parties within [***] after initiation of arbitration. If the Parties are unable or fail to agree upon the arbitrator, the arbitrator shall be [***], and all arbitration proceedings and communications shall be in English.

(c)    Either Party may apply to the arbitrator for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrator shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrator’s fees and any administrative fees of arbitration.

(d)    Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable statute of limitations.

(e)    Notwithstanding the foregoing, in the event of a dispute with respect to the validity, scope, enforceability or ownership of any Patent or other intellectual property rights, and such dispute is not resolved by the Chief Executive Officers as set forth in Section 10.6(a), such dispute shall not be submitted to an arbitration proceeding and instead, unless otherwise agreed by the Parties in writing, either Party may initiate litigation in a court of competent jurisdiction in any jurisdiction in which such rights apply.

10.7    Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter hereof are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto.

10.8    Headings; Language. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.

10.9    Independent Contractors. It is expressly agreed that MediLink and Zai shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither MediLink nor Zai shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

10.10    Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

10.11    Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Law.

10.12    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

10.13    Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a business day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring business day.

10.14    Counterparts. This Agreement may be executed in two or more counterparts by original signature, facsimile or PDF files, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

IN WITNESS WHEREOF, the Parties intending to be bound have caused this License Agreement to be executed by their duly authorized representatives as of the Effective Date.

ZAI LAB (US) LLC		MEDILINK THERAPEUTICS (SUZHOU) CO., LTD.

By:	/s/ Josh Smiley	By:	/s/ Liang Xiao

Name:	Josh Smiley	Name:	Liang Xiao

Title:	President and Chief Operating Officer	Title:	Chief Operating Officer

LIST OF EXHIBITS

Exhibit A:    Licensed Patents and Compound Structure
Exhibit B:    MediLink Development Plan (Including IND Enabling Studies List)
Exhibit C:    Outline of Zai Development Plan
Exhibit D:    Costs (Including Estimated Breakdown for Third Party Costs) for IND Enabling Studies
Exhibit E:    FTE Rate

Exhibit A: Licensed Patents and Compound Structure

[***]

Exhibit B:    MediLink Development Plan (Including IND Enabling Studies List)

[***]

Exhibit C:    Outline of Zai Development Plan

[***]

Exhibit D:    Costs (Including Estimated Breakdown for Third Party Costs) for IND Enabling Studies

[***]

Exhibit E:    FTE Rate

[***]